EXHIBIT 99.1

The Community Financial Corporation Reports Operating Results for the Three and Six Months Ended June 30, 2019

WALDORF, Md., July 24, 2019 (GLOBE NEWSWIRE) -- The Community Financial Corporation (NASDAQ: TCFC) (the “Company”), the holding company for Community Bank of the Chesapeake (the “Bank”), reported its results of operations for the second quarter and six months ended June 30, 2019.

The Company reported net income for the three months ended June 30, 2019 (“2019Q2”) of $3.6 million or diluted earnings per share of $0.65 compared to a net income for the second quarter of 2018 (“2018Q2”) of $2.3 million or a diluted earnings per share of $0.42. The 2018Q2 results included merger and acquisition costs net of tax of $546,000. Merger and acquisition costs did not impact earnings per share for 2019Q2. The Company’s return on average assets (“ROAA”) and return on average common equity (“ROACE”) were 0.84% and 8.99% in 2019Q2 compared to 0.59% and 6.34% in 2018Q2. For the three months ended March 31, 2019 (“2019Q1”), net income, diluted earnings per share, ROAA and ROACE were $3.9 million, $0.70, 0.91% and 9.85%, respectively.

Net income for the six months ended June 30, 2019 (“2019YTDQ2”) was $7.5 million or $1.35 per diluted share compared to net income of $3.6 million or $0.64 per diluted share for the six months ended June 30, 2018 (“2018YTDQ2”). The first six months results in 2018 included merger and acquisition costs net of tax of $2.7 million. Merger and acquisition costs did not impact earnings per share in 2019YTDQ2. The impact of merger and acquisition costs resulted in a reduction to 2018YTDQ2 earnings per share of approximately $0.48. The Company’s ROAA and ROACE were 0.88% and 9.41% in 2019YTDQ2 compared to 0.45% and 4.84% in 2018YTDQ2.

The Company completed the acquisition of County First Bank (“County First”) on January 1, 2018, increasing the Company’s asset size by $200 million to just under $1.6 billion.  As of December 31, 2018 (“at 2018Q4”), the Company’s assets were just under $1.7 billion. The Company closed four of the five acquired County First branches during May of 2018. The La Plata downtown branch remains open. County First closed its Fairfax, Virginia loan production office prior to the legal merger. The first six months of 2018 included operating expenses to support the merged operations with County First Bank. The closure of four branches and reductions in headcount during the second quarter of 2018 positively impacted the Company’s operating expense run rate in the second half of 2018.

Management Commentary

During the six months ended June 30, 2019, the Bank stabilized net interest margin, controlled expenses, continued to organically grow loans and improved credit quality.

In the second quarter of 2019, net interest margin was stable increasing slightly from 3.31% in 2019Q1 to 3.33% in 2019Q2. An inverted yield curve as well as strong competition, contributed to net interest margin contraction in the second half of 2018 and the first quarter of 2019. Projected loan growth for 2019 ranges between 5%-7%.  We continue to evaluate loan opportunities in light of marginal and total funding costs. Net interest margins should be positively impacted if Federal Reserve rate cuts steepen the yield curve.

The Company improved on-balance sheet liquidity over the last 18 months. Our loan to deposit ratio decreased from 103.1% at December 31, 2017 to 92.2% at June 30, 2019 (“at 2019Q2”). At the same time, wholesale funding, which includes brokered deposits and Federal Home Loan Bank advances, decreased from $262.9 million or 18.6% of assets at December 31, 2017 to $80.4 million or 4.6% of assets at June 30, 2019. Increased liquidity provides more opportunities to lower our funding costs over time.

We are pleased with progress in decreasing nonperforming assets in 2019. Although, OREO expenses were slightly elevated in the second quarter, overall nonperforming assets have decreased $8.3 million from $34.1 million at December 31, 2018 to $25.8 million at June 30, 2019. Non-accrual loans, OREO and TDRs to total assets decreased 55 basis points to 1.47% at June 30, 2019 compared to 2.02% at December 31, 2018.  The second quarter OREO expense was related to an offer of $1.8 million to buy a commercial building and is expected to settle in the third or fourth quarter of this year.

Management remains committed to controlling expenses. In the second quarter of 2019, the efficiency ratio and net operating expense to average assets were 62.9% and 1.83%, respectively. These ratios were impacted by the higher than anticipated OREO charges, and if adjusted for this activity were 60.1% and 1.74%, respectively (See Non-GAAP reconciliation schedules).

The Company has successfully integrated the County First acquisition into its existing franchise. The Company has returned to organic growth between 6%-7%. We believe current market disruptions will provide opportunities for continued organic growth.

Highlights at and for the three and six months ended June 30, 2019 include:

  Net interest margin increased two basis points from 3.31% in 2019Q1 to 3.33% in 2019Q2. Net interest income increased $222,000 from $13.0 million in 2019Q1 compared to $13.3 million in 2019Q2. Accretion interest and nonaccrual interest impacted (increased) net interest margin by four basis points and five basis points in 2019Q1 and 2019Q2, respectively. 2019Q2 loan yields and overall interest-earning asset yields increased three basis points to 2019Q1 to 4.83% and 4.54%, respectively, compared to 2019Q1. The Bank’s cost of funds increased two basis points to 1.27% for the comparable periods.

  Nonperforming assets continued to improve in the second quarter of 2019. Non-accrual loans, OREO and TDRs to total assets decreased 55 basis points to 1.47% at June 30, 2019 compared to 2.02% at December 31, 2018.  Classified assets as a percentage of assets decreased 32 basis points to 2.10% at June 30, 2019 from 2.42% at December 31, 2018.

  During the second quarter, gross loans increased 7.0% annualized or $24.0 million from $1,363.2 million at March 31, 2019 (“at 2019Q1”) to $1,387.2 million at 2019Q2. Year to date gross loans increased 6.0% annualized or $40.3 million from $1,346.9 million at 2018Q4 to $1,387.2 million at 2019Q2.

  The Company’s average contractual interest rates for loans continued to increase. Loan yields on repricing and new loans increased during 2018 and continued during the second quarter of 2019, influenced by increases in the federal funds target rate and loan growth in higher yielding portfolios. End of period projected loan yields have increased since the third quarter of 2017. The following table is based on contractual interest rates and does not include the amortization of deferred costs and fees or assumptions regarding non-accrual interest:

Weighted End of Period Contractual Interest Rates
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
(dollars in thousands)	EOP Contractual Interest rate	EOP Contractual Interest rate	EOP Contractual Interest rate	EOP Contractual Interest rate	EOP Contractual Interest rate

Commercial real estate	4.66%	4.63%	4.61%	4.56%	4.55%
Residential first mortgages	3.95%	3.94%	3.93%	3.90%	3.91%
Residential rentals	4.84%	4.79%	4.77%	4.75%	4.76%
Construction and land development	5.45%	5.41%	5.32%	5.13%	5.22%
Home equity and second mortgages	5.62%	5.62%	5.39%	5.14%	5.14%
Commercial loans	5.89%	5.91%	5.76%	5.59%	5.53%
Consumer loans	6.60%	6.88%	6.93%	6.91%	6.83%
Commercial equipment	4.60%	4.54%	4.52%	4.47%	4.47%
Total Loans	4.70%	4.68%	4.64%	4.57%	4.56%

  Total deposits increased $64.8 million or 4.53% to $1,494.4 million at 2019Q2 compared to 2018Q4. Non-interest bearing demand deposits have increased $17.3 million or 8.3% to $226.7 million at 2019Q2 compared to $209.4 million at 2018Q4.

  The Bank typically experiences transaction deposit volatility during the first quarter as our business customers use transaction account balances to pay expenses and taxes accrued in the prior year.  Transaction accounts decreased $13.3 million in first quarter of 2019 while time deposits increased $22.8 million. During the second quarter of 2019, transaction accounts increased $64.5 million while time deposits decreased $9.2 million.

  Net income in 2019Q2 decreased $250,000 to $3.6 million, or $0.65 per share, compared to $3.9 million, or $0.70 per share, in the prior quarter. The Company’s ROAA and ROACE were 0.84% and 8.99% in 2019Q2 compared to 0.91% and 9.85% in the prior quarter. The Company had no material adjustments to operating net income1 in 2019Q2 and 2019Q1 and operating earnings per share, operating ROAA and operating ROACE were the same. The slight decrease in earnings was primarily the result of increased noninterest expense for OREO valuation allowances to adjust values to a ratified contract and elevated professional fees related to strategic projects that are not expected to impact the Company’s average run rate in future quarters. These decreases to earnings were partially offset by increased net interest income, a lower loan loss provision and increased noninterest income. The Company’s quarterly expense run rate is expected to range between $8.6 and $8.8 million for the remaining quarters of 2019.

THE COMMUNITY FINANCIAL CORPORATION
	Three Months Ended
dollars in thousands	June 30, 2019	March 31, 2019	$ Variance	% Variance
Operations Data:
Interest and dividend income	$18,118	$17,797	$321	1.8%
Interest expense	4,859	4,760	99	2.1%
Net interest income	13,259	13,037	222	1.7%
Provision for loan losses	375	500	(125)	(25.0%)
Noninterest income	1,253	1,061	192	18.1%
Noninterest expense	9,116	8,405	711	8.5%
Income before income taxes	5,021	5,193	(172)	(3.3%)
Income tax expense	1,394	1,316	78	5.9%
Net income	$3,627	$3,877	$(250)	(6.4%)

  Operating net income increased $746,000 or 25.9% to $3.6 million in 2019Q2 compared to $2.9 million in 2018Q2. The Company’s operating ROAA and operating ROACE were 0.84% and 8.99% in 2019Q2 compared to 0.73% and 7.82% in 2018Q2. Operating diluted earnings per share were $0.65 and $0.52, respectively, for the comparable periods.

  Operating net income increased $1.3 million or 20.3% to $7.5 million in 2019YTDQ2 compared to $6.2 million in 2018YTDQ2. The Company’s operating ROAA and operating ROACE were 0.88% and 9.41% in 2019YTDQ2 compared to 0.79% and 8.49% in 2018YTDQ2. Operating diluted earnings per share were $1.35 and $1.12, respectively, for the comparable periods.

  Improved earnings were the result of a change in the funding composition of the Bank’s interest-bearing liabilities, the control of operating costs, and organic loan growth partially offset by decreasing margins.
  Noninterest expense of $9.1 million in 2019Q2 increased $711,000 compared to $8.4 million in the prior quarter, primarily due to   higher OREO expenses and professional fees related to strategic projects. Salaries and benefits are expected to increase between two and four percent in 2019 compared to 2018. The higher range is based on Company meeting incentive plan targets. We believe the Company’s quarterly expense run rate will range between $8.6 and $8.8 million for the remaining quarters of 2019. The following is a summary breakdown of noninterest expenses comparing 2019Q2 and 2019Q1:

	Three Months Ended
(dollars in thousands)	June 30, 2019	March 31, 2019	$ Change	% Change
Salary and employee benefits	$4,881	$4,803	$78	1.6%
OREO Valuation Allowance and Expenses	432	56	376	671.4%
Operating Expenses	3,803	3,546	257	7.2%
Total Noninterest Expense	$9,116	$8,405	$711	8.5%
  The GAAP efficiency ratio was 62.82% in 2019Q2 compared to 59.62% in 2019Q1. The non-GAAP (or “operating”) efficiency ratio2, which excludes merger and acquisition costs, OREO gains and losses and other non-core activities, was 60.11% in 2019Q2 compared to 59.46% in 2019Q1.

Net Income

The Company reported net income for 2019Q2 of $3.6 million or diluted earnings per share of $0.65 compared to a net income of $2.3 million or $0.42 per diluted share for 2018Q2. There were no merger and acquisition costs in 2019Q2 and no impact to earnings per share. The 2018Q2 results included merger and acquisition costs net of tax of $546,000, resulting in a $0.10 decline in earnings per share. The Company’s ROAA and ROACE were 0.84% and 8.99% in 2019Q2 compared to 0.59% and 6.34% in 2018Q2.

Net income in 2019YTDQ2 was $7.5 million or $1.35 per diluted share compared to net income of $3.6 million or $0.64 per diluted share in 2018YTDQ2. There were no merger and acquisition costs in 2019YTDQ2 and no impact to earnings per share. The first six months of 2018 results included merger and acquisition costs net of tax of $2.7 million, resulting in a $0.48 decline to earnings per share. The Company’s ROAA and ROACE were 0.88% and 9.41% in 2019YTDQ2 compared to 0.45% and 4.84% in 2018YTDQ2.

The $3.9 million increase to net income in 2019YTDQ2 compared to 2018YTDQ2 was primarily due to decreased noninterest expense of $3.9 million, of which $3.6 million related to merger and acquisition costs incurred during 2018YTDQ2. In addition, the Company’s 2019YTDQ2 expense run rate was $286,000 lower than 2018YTDQ2 for all other noninterest expenses. The Company began to realize cost savings from the County First acquisition in the second half of 2018 with the closing of four branches and an operations center, an overall reduction in headcount and the elimination of duplicate processes and vendors. In addition, net interest income and noninterest income increased $995,000 and $382,000, respectively comparing 2019YTDQ2 to 2018YTDQ2. Partially offsetting the improvements to pre-tax income was increased income tax expense of $1.3 million for 2019YTDQ2 compared to 2018YTDQ2.

Net Interest Income

Net interest income increased 6.8% or $848,000 to $13.3 million in 2019Q2 compared to $12.4 million in 2018Q2. Net interest margin at 3.33% in 2019Q2 decreased eight basis points from 3.41% in 2018Q2. Average interest-earning assets were $1,594.6 million for the second quarter of 2019, an increase of $136.9 million or 9.4%, compared to $1,457.7 million for the same quarter of 2018. Accretion interest and nonaccrual interest increased net interest margin by five basis points and one basis point in 2019Q2 and 2018Q2, respectively. The below table provides information on the impact of changes in volume and rate for the three months ended June 30, 2019 and 2018:

Three Months Ended June 30, 2019 compared to June 30, 2018		Due to
dollars in thousands	Volume	Rate	Total

Loan portfolio (1)	$1,059	$824	$1,883
Investment securities, federal funds sold and interest bearing deposits	360	121	481
Total interest-earning assets	$1,419	$945	$2,364

Savings	(1)	6	5
Interest-bearing demand and money market accounts	321	538	859
Certificates of deposit	65	632	697
Long-term debt	(127)	49	(78)
Short-term debt	(74)	92	18
Subordinated notes	-	-	-
TRUPs	-	15	15
Total interest-bearing liabilities	$184	$1,332	$1,516
Net change in net interest income	$1,235	$(387)	$848

(1) Average balance includes non-accrual loans

Net interest income increased 3.9% or $995,000 to $26.3 million in 2019YTDQ2 compared to $25.3 million in 2018YTDQ2. Net interest margin at 3.32% in 2019YTDQ2 decreased 15 basis points from 3.47% in 2018YTDQ2. Average interest-earning assets were $1,585.9 million for the first six months of 2019, an increase of $128.6 million or 8.9%, compared to $1,457.3 million for the same period of 2018. The below table provides information on the impact of changes in volume and rate for the six months ended June 30, 2019 and 2018:

Six Months Ended June 30, 2019 compared to June 30, 2018		Due to
dollars in thousands	Volume	Rate	Total

Loan portfolio (1)	$1,914	$1,372	$3,286
Investment securities, federal funds sold and interest bearing deposits	710	272	982
Total interest-earning assets	$2,624	$1,644	$4,268

Savings	(2)	12	10
Interest-bearing demand and money market accounts	778	1,243	2,021
Certificates of deposit	(27)	1,369	1,342
Long-term debt	(341)	124	(217)
Short-term debt	(228)	297	69
Subordinated notes	-	-	-
TRUPs	-	48	48
Total interest-bearing liabilities	$180	$3,093	$3,273
Net change in net interest income	$2,444	$(1,449)	$995

(1) Average balance includes non-accrual loans

Noninterest Income and Noninterest Expense

Noninterest income at $1.3 million in 2019Q2 increased $352,000 compared to 2018Q2. The increase was primarily due to increased miscellaneous fees and service charges of $212,000 and unrealized gains of $65,000 on equity securities in 2019Q2 compared to unrealized losses of $78,000 on equity securities in 2018Q2. Noninterest income at $2.3 million in 2019YTDQ2 increased $382,000 compared to 2018YTDQ2. The increase was primarily due to increased miscellaneous fees and service charges of $195,000 and unrealized gains of $121,000 on equity securities in 2019YTDQ2 compared to unrealized losses of $78,000 on equity securities in 2018YTDQ2.

Noninterest expense decreased $633,000 or 6.5%, to $9.1 million in 2019Q2 compared to $9.7 million in 2018Q2, of which $741,000 of the variance was due to merger and acquisition costs incurred during 2018Q2. The Company’s 2019 expense run rate has been positively impacted by the increased efficiencies from the County First acquisition and management’s continued focus on containing expense growth. The Company’s quarterly expense run rate is expected to range between $8.6 and $8.8 million for remaining quarters of 2019. The second quarter 2019 increase above $8.8 million run rate was primarily due to OREO valuation allowances to adjust values to a ratified contract and elevated professional fees related to strategic projects that are not expected to impact the Company’s average run rate in future quarters. Adjusted noninterest expense, which excludes merger-related expenses and OREO related expenses decreased $87,000, or 1.0%, to $8.7 million in 2019Q2 compared to $8.8 million in 2018Q2.

The Company’s GAAP efficiency ratio was 62.82% in 2019Q2 compared to 73.23% in 2018Q2. The operating efficiency ratio, which excludes merger and acquisition costs, OREO gains and losses and other non-core activities, was 60.11% and 65.51% for the same periods. The Company’s GAAP net operating expense ratio was 1.83% in 2019Q2 compared to 2.24% in 2018Q2. The non-GAAP net operating expense ratio, which excludes merger and acquisition costs, investment gains and losses, OREO gains and losses and other non-core activities, was 1.74% and 1.97% for the same periods. The following is a summary of noninterest expense:

	Three Months Ended June 30,
(dollars in thousands)	2019	2018	$ Change	% Change
Salary and employee benefits	$4,881	$5,129	(248)	(4.8%)
OREO Valuation Allowance and Expenses	432	237	195	82.3%
Merger and acquisition costs	-	741	(741)	(100.0%)
Operating Expenses	3,803	3,642	161	4.4%
Total Noninterest Expense	$9,116	$9,749	$(633)	(6.5%)

Noninterest expense decreased $3.9 million or 18.2%, to $17.5 million in 2019YTDQ2 compared to $21.4 million in 2018YTDQ2, of which $3.6 million of the variance was due to merger and acquisition costs incurred during 2018YTDQ2. The Company’s 2019 expense run rate has been positively impacted by the increased efficiencies from the County First acquisition and management’s continued focus on containing expense growth. As previously explained second quarter elevated expenses for OREO valuation allowances and professional fees are not expected to impact the Company’s average run rate in future quarters. Adjusted noninterest expense, which excludes merger-related expenses and OREO related expenses decreased $423,000, or 2.4%, to $17.0 million in 2019YTDQ2 compared to $17.5 million in 2018YTDQ2. Overall the decreases in adjusted noninterest expenses comparing 2019YTDQ2 to 2018YTDQ2 were due primarily to decreases in salary and employee benefits of $492,000 and other operating expenses of $177,000 related to the reduction of County First employee head count in the second half of 2018. These decreases to expenses were partially offset by increased professional fees of $246,000.

The Company’s GAAP efficiency ratio was 61.24% in 2019YTDQ2 compared to 78.64% in 2018YTDQ2. The operating efficiency ratio was 59.79% and 63.92% for the same periods. The Company’s GAAP net operating expense ratio was 1.78% in 2019YTDQ2 compared to 2.47% in 2018YTDQ2. The non-GAAP net operating expense ratio, which excludes merger and acquisition costs, investment gains and losses, OREO gains and losses and other non-core activities, was 1.74% and 1.95% for the same periods. The following is a summary breakdown of noninterest expense:

	Six Months Ended June 30,
(dollars in thousands)	2019	2018	$ Change	% Change
Salary and employee benefits	$9,684	$10,176	$(492)	(4.8%)
OREO Valuation Allowance and Expenses	488	351	137	39.0%
Merger and acquisition costs	-	3,609	(3,609)	(100.0%)
Operating Expenses	7,349	7,280	69	0.9%
Total Noninterest Expense	$17,521	$21,416	$(3,895)	(18.2%)

Balance Sheet
Total assets increased $67.2 million, or 4.0%, to $1.76 billion at 2019Q2 compared to total assets of $1.69 billion at 2018Q4 primarily due to increases in net loans of $40.5 million. In addition total assets increased $9.2 million for investments, $5.3 million for cash,  $2.2 million for OREO and $9.7 million in right of use assets for operating leases recorded in accordance with the new lease standard which was effective for the Company on January 1, 2019. All other assets increased $272,000.  The Company’s loan pipeline was approximately $112.0 million at June 30, 2019. The following tables breakdown of growth for 2019Q2 and 2019YTDQ2 by portfolio:

						Annualized
BY LOAN TYPE	June 30, 2019%		March 31, 2019%		$ Change	% Change

Commercial real estate	$917,948	66.18%	$891,165	65.37%	$26,783	12.02%
Residential first mortgages	156,670	11.29%	156,653	11.49%	17	0.04%
Residential rentals	121,990	8.79%	124,518	9.13%	(2,528)	-8.12%
Construction and land development	35,662	2.57%	32,798	2.41%	2,864	34.93%
Home equity and second mortgages	35,866	2.59%	36,746	2.70%	(880)	-9.58%
Commercial loans	67,617	4.87%	70,725	5.19%	(3,108)	-17.58%
Consumer loans	967	0.07%	851	0.06%	116	54.52%
Commercial equipment	50,466	3.64%	49,720	3.65%	746	6.00%
Gross loans	1,387,186	100.00%	1,363,176	100.00%	24,010	7.05%
Net deferred costs (fees)	1,363	0.10%	1,261	0.09%	102	32.36%
Total loans, net of deferred costs	$1,388,549		$1,364,437		$24,112	7.07%

						Annualized
BY LOAN TYPE	June 30, 2019%		December 31, 2018%		$ Change	% Change

Commercial real estate	$917,948	66.18%	$878,016	65.18%	$39,932	9.10%
Residential first mortgages	156,670	11.29%	156,709	11.63%	(39)	-0.05%
Residential rentals	121,990	8.79%	124,298	9.23%	(2,308)	-3.71%
Construction and land development	35,662	2.57%	29,705	2.21%	5,957	40.11%
Home equity and second mortgages	35,866	2.59%	35,561	2.64%	305	1.72%
Commercial loans	67,617	4.87%	71,680	5.32%	(4,063)	-11.34%
Consumer loans	967	0.07%	751	0.06%	216	57.52%
Commercial equipment	50,466	3.64%	50,202	3.73%	264	1.05%
Gross loans	1,387,186	100.00%	1,346,922	100.00%	40,264	5.98%
Net deferred costs (fees)	1,363	0.10%	1,183	0.09%	180	30.43%
Total loans, net of deferred costs	$1,388,549		$1,348,105		$40,444	6.00%

The acquisition of County First and 2018 organic loan growth changed the composition of the loan portfolios during 2018.  The growth in the commercial real estate portfolio should increase asset sensitivity over time’ Commercial real estate increased from 63.25% of gross loans at 2017Q4 to 66.18% at 2019Q2. The relative decrease in residential first mortgage balances should also increase asset interest rate sensitivity. Regulatory concentrations for non-owner occupied commercial real estate and construction at 2019Q2 were $602 million or 312% and $140 million or 72%, respectively. Acquired and non-acquired loans consist at June 30, 2019 and December 31, 2018 were as follows:

BY ACQUIRED AND NON-ACQUIRED	June 30, 2019%		December 31, 2018%

Acquired loans - performing	$88,353	6.37%	$103,667	7.70%
Acquired loans - purchase credit impaired ("PCI")	2,772	0.20%	3,220	0.24%
Total acquired loans	91,125	6.57%	106,887	7.94%
Non-acquired loans**	1,296,061	93.43%	1,240,035	92.06%
Gross loans	1,387,186		1,346,922
Net deferred costs (fees)	1,363	0.10%	1,183	0.09%
Total loans, net of deferred costs	$1,388,549	0.00%	$1,348,105	0.00%

** Non-acquired loans include loans transferred from acquired pools following release of acquisition accounting FMV adjustments.

At 2019Q2 acquired performing loans, which totaled $88.4 million, included a $1.5 million net acquisition accounting fair market value adjustment, representing a 1.66% “mark” and PCI loans which totaled $2.8 million, included a $684,000 adjustment, representing a 19.78% “mark.”

Total deposits increased $64.8 million or 4.53% (9.06% annualized) to $1,494.4 million at 2019Q2 compared to 2018Q4. Non-interest bearing demand deposits have increased $17.3 million or 8.3% to $226.7 million (15.2% of deposits) at 2019Q2 compared to $209.4 million (14.7% of deposits) at 2018Q4. The Bank typically experiences a reduction in transaction deposits during the first quarter as our business customers use transaction account balances to pay expenses and taxes accrued in the prior year.  Transaction accounts decreased $13.3 million in first quarter of 2019 while time deposits increased $22.8 million. During the second quarter of 2019, transaction accounts increased $64.5 million while time deposits decreased $9.2 million.

Reciprocal deposits are used to maximize FDIC insurance available to our customers. Under the Federal Deposit Insurance Act reciprocal deposits are no longer considered brokered deposits unless they exceed 20% of a bank’s liabilities or $5.0 billion. Reciprocal deposits increased $40.0 million or 17.0% to $274.9 million at 2019Q2 compared to $234.9 million at 2018Q4.  Reciprocal deposits as a percentage of the Bank’s liabilities at 2019Q2 were 17.6%.

At 2019Q2 and 2018Q4 total deposits consisted of $1,454.4 million and $1,376.5 million in retail deposits and $40.0 million and $53.1 million in brokered deposits. The Bank increased retail deposits $389.3 million or 39.4% during 2018 to $1,376.5 million at December 31, 2018 as a result of the acquisition of County First and organic growth, largely due to growth in municipal relationships. Municipal relationships include multiple accounts with treasury and cash management services, included operating and other accounts. Typically the relationships include other services and products such as payroll, lock box services, positive pay, and automated clearing house transactions. Management believes that the diversity of products and services safeguard the stability of the relationships.  Most of the municipal relationships’ balances are maintained in reciprocal deposits. To ensure available liquidity the Company has enhanced procedures to track municipal deposit concentrations and manage the impact of seasonal balance fluctuations.

At 2019Q2 the Company has on-balance sheet liquidity of $173.2 million, which consists of cash and cash equivalents, available for sale (“AFS”) securities and equity securities carried at fair value through income. The Company generally does not pledge AFS securities. The Company had $222.5 million in available FHLB lines at June 30, 2019, which does not include any pledged AFS securities. In addition, there was $50.8 million in unpledged held-to-maturity securities available for pledging.

The Company uses brokered deposits and other wholesale funding to supplement funding when loan growth exceeds core deposit growth and for asset-liability management purposes. Wholesale funding as a percentage of assets decreased to 4.58% or $80.4 million at 2019Q2 compared to 6.43% or $108.5 million at 2018Q4.  Wholesale funding includes brokered deposits and Federal Home Loan Bank (“FHLB”) advances. Wholesale funding has decreased from 18.63% at December 31, 2017 (“2017Q4”) because of the Bank’s increased liquidity from organic deposit growth and the 2018 acquisition. Liquidity improved with the increase in transaction deposits and decrease in wholesale funding that began in 2018. The Company’s net loan to deposit ratio decreased from 103.1% at 2017Q4 to 92.2% at 2019Q2 and 93.5% at 2018Q4.

Total stockholders’ equity increased $9.2 million, or 4.0%, to $163.6 million at 2019Q2 compared to $154.5 million at 2018Q4. This increase primarily resulted from net income of $7.5 million, an increase in accumulated other comprehensive income of $2.9 million and net stock related activities in connection with stock-based compensation and ESOP activity of $126,000. These increases to stockholders’ equity were partially offset by decreases due to common dividends paid of $1.3 million, and repurchases of common stock of $17,000. The Company increased its quarterly dividend from $0.10 in 2018Q4 to $0.125 in 2019. The Company’s ratio of tangible common equity to tangible assets increased to 8.63% at 2019Q2 from 8.41% at 2018Q43. The Company’s Common Equity Tier 1 (“CET1”) ratio was 10.36% at 2019Q2 and 2018Q4. The Company remains well capitalized at June 30, 2019 with a Tier 1 capital to average assets (leverage ratio) of 9.48% at 2019Q2 compared to 9.50% at 2018Q4.

Asset Quality

Non-accrual loans and OREO to total assets decreased 28 basis points from 1.62% at 2018Q4 to 1.34% at 2019Q2. Troubled debt restructured loans (“TDRs”) decreased $4.5 million or 67.1%, from $6.7 million at 2018Q4 to $2.2 million at 2019Q2.  Non-accrual loans, OREO and TDRs to total assets decreased 55 basis points from 2.02% at 2018Q4 to 1.47% at 2019Q2.

Non-accrual loans decreased $5.9 million from $19.3 million at 2018Q4 to $13.3 million at 2019Q2. The decrease in non-accrual loans during the first six months was largely the result of approximately $3.8 million of one classified relationship that was moved into OREO during the first quarter. In addition, a $1.8 million non-accrual loan was sold at carrying value with no charge-offs in 2019Q1. At 2019Q2, $10.8 million or 81% of total non-accruals of $13.3 million relate to four customer relationships.  At 2018Q4, $15.3 million or 79% of total non-accruals of $19.3 million related to four customer relationships. Non-accrual loans of $2.7 million (20%) were current with all payments of principal and interest with no impairment at 2019Q2. Delinquent non-accrual loans were $10.6 million (80%) with specific reserves of $886,000 at 2019Q2.

Classified assets decreased $3.9 million from $40.8 million at 2018Q4 to $36.9 million at 2019Q2. Management considers classified assets to be an important measure of asset quality. The following is a breakdown of the Company’s classified and special mention assets at June 30, 2019, March 31, 2019 and December 31, 2018, 2017, 2016 and 2015, respectively:

Classified Assets and Special Mention Assets
(dollars in thousands)	As of 6/30/2019	As of 3/31/2019	As of 12/31/2018	As of 12/31/2017	As of 12/31/2016	As of 12/31/2015
Classified loans
Substandard	$26,146	$24,277	$32,226	$40,306	$30,463	$31,943
Doubtful	-	-	-	-	137	861
Loss	-	-	-	-	-	-
Total classified loans	26,146	24,277	32,226	40,306	30,600	32,804
Special mention loans	-	-	-	96	-	1,642
Total classified and special mention loans	$26,146	$24,277	$32,226	$40,402	$30,600	$34,446

Classified loans	26,146	24,277	32,226	40,306	30,600	32,804
Classified securities	435	465	482	651	883	1,093
Other real estate owned	10,307	10,949	8,111	9,341	7,763	9,449
Total classified assets	$36,888	$35,691	$40,819	$50,298	$39,246	$43,346

Total classified assets as a percentage of total assets	2.10%	2.08%	2.42%	3.58%	2.94%	3.79%
Total classified assets as a percentage of Risk Based Capital	18.82%	18.52%	21.54%	32.10%	26.13%	30.19%

The Company reported a $375,000 provision for loan loss expense in 2019Q2 compared to $400,000 in 2018Q2. The provision for loan loss in 2019YTDQ2 was $875,000 compared to $900,000 in 2018YTDQ2. Allowance for loan loss levels decreased to 0.79% of total loans at 2019Q2 compared to 0.81% at 2018Q4. The allowance as a percentage of non-acquired loans decreased five basis points to 0.84% at 2019Q1 from 0.89% at 2018Q4.

Net charge-offs in 2019YTDQ2 were $933,000 compared to net charge-offs of $690,000 in 2018YTDQ2. Management’s determination of the adequacy of the allowance is based on a periodic evaluation of the portfolio with consideration given to: overall loss experience; current economic conditions; size, growth and composition of the loan portfolio; financial condition of the borrowers; current appraised values of underlying collateral and other relevant factors that, in management’s judgment, warrant recognition in determining an adequate allowance. Improvements to baseline charge-off factors for the periods used to evaluate the adequacy of the allowance as well as improvements in some qualitative factors, such as improvements in classified assets were offset by increases in other qualitative factors, such as increased portfolio growth and concentrations. The specific allowance is based on management’s estimate of realizable value for particular loans. Management believes that the allowance is adequate.

About The Community Financial Corporation - Headquartered in Waldorf, MD, The Community Financial Corporation is the bank holding company for Community Bank of the Chesapeake, a full-service commercial bank with assets of approximately $1.7 billion.  Through its branch offices and commercial lending centers, Community Bank of the Chesapeake offers a broad range of financial products and services to individuals and businesses.  The Company’s banking centers are located at its main office in Waldorf, Maryland, and branch offices in Waldorf, Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby and California, Maryland; and downtown Fredericksburg, Virginia. More information about Community Bank of the Chesapeake can be found at www.cbtc.com.

Use of non-GAAP Financial Measures - Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures.  The Company’s management uses these non-GAAP financial measures, and believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company.  Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company.  Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-looking Statements - This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements include, without limitation, those relating to the Company’s and Community Bank of the Chesapeake’s future growth and management’s outlook or expectations for revenue, assets, asset quality, profitability, business prospects, net interest margin, non-interest revenue, allowance for loan losses, the level of credit losses from lending, liquidity levels, capital levels, or other future financial or business performance strategies or expectations, and any statements of the plans and objectives of management for future operations products or services, including the expected benefits from, and/or the execution of integration plans relating to the County First acquisition; or any other acquisition that we undertake in the future; plans and cost savings regarding branch closings or consolidation; any statement of expectation or belief; projections related to certain financial metrics; and any statement of assumptions underlying the foregoing. These forward-looking statements express management’s current expectations or forecasts of future events, results and conditions, and by their nature are subject to and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  Factors that might cause actual results to differ materially from those made in such statements include, but are not limited to: the synergies and other expected financial benefits from the County First acquisition, or any other acquisition that we undertake in the future; may not be realized within the expected time frames; changes in The Community Financial Corporation or Community Bank of the Chesapeake’s strategy, costs or difficulties related to integration matters might be greater than expected; availability of and costs associated with obtaining adequate and timely sources of liquidity; the ability to maintain credit quality; general economic trends; changes in interest rates; loss of deposits and loan demand to other financial institutions; substantial changes in financial markets; changes in real estate value and the real estate market; regulatory changes; the impact of government shutdowns or sequestration; the possibility of unforeseen events affecting the industry generally; the uncertainties associated with newly developed or acquired operations; the outcome of litigation that may arise; market disruptions and other effects of terrorist activities; and the matters described in “Item 1A Risk Factors” in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2018, and in its other Reports filed with the Securities and Exchange Commission (the “SEC”). The Company’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the SEC.

Data is unaudited as of June 30, 2019. This selected information should be read in conjunction with the financial statements and notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

CONTACTS:
William J. Pasenelli, Chief Executive Officer
Todd L. Capitani, Chief Financial Officer
888.745.2265

____________________________________________

1 The Company defines operating net income as net income before merger and acquisition costs and the one-time deferred tax adjustment recorded for Tax Cuts and Jobs Act in the three months ended December 31, 2017.  Operating earnings per share, operating return on average assets and operating return on average common equity is calculated using adjusted operating net income. See non-GAAP reconciliation schedules.

2 The Company maintains GAAP and non-GAAP measures for net operating expenses and noninterest expenses to calculate non-GAAP ratios. Adjusted net operating expense and adjusted noninterest expense exclude merger and acquisition costs, OREO gains and losses and expenses, and gains and losses on the sale of investments and other assets not considered part of recurring operations. See Reconciliation of GAAP and non-GAAP financial measures for the calculation of the below ratios:

Efficiency Ratio - noninterest expense divided by the sum of net interest income and noninterest income.

Net Operating Expense Ratio - noninterest expense less noninterest income divided by average assets.

3 The Company had no intangible assets prior to January 1, 2018. Therefore, tangible common equity and tangible assets were the same as common equity and total assets.

THE COMMUNITY FINANCIAL CORPORATION
SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED)

Three Months Ended
CONDENSED CONSOLIDATED INCOME STATEMENT	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share amounts )	2019	2019	2018	2018	2018
Interest and Dividend Income
Loans, including fees	$16,366	$16,129	$15,461	$15,085	$14,483
Interest and dividends on securities	1,677	1,623	1,536	1,311	1,211
Interest on deposits with banks	75	45	45	88	60
Total Interest and Dividend Income	18,118	17,797	17,042	16,484	15,754

Interest Expense
Deposits	3,966	3,768	3,486	2,835	2,405
Short-term borrowings	235	334	125	142	217
Long-term debt	658	658	606	746	721
Total Interest Expense	4,859	4,760	4,217	3,723	3,343

Net Interest Income (NII)	13,259	13,037	12,825	12,761	12,411
Provision for loan losses	375	500	465	40	400

NII After Provision For Loan Losses	12,884	12,537	12,360	12,721	12,011

Noninterest Income
Loan appraisal, credit, and misc. charges	138	58	42	81	7
Gain on sale of asset	-	-	-	-	1
Unrealized gains (losses) on equity securities	65	56	5	(8)	(78)
Income from bank owned life insurance	222	217	225	227	224
Service charges	828	730	794	770	747
Total Noninterest Income	1,253	1,061	1,066	1,070	901

Noninterest Expense
Salary and employee benefits	4,881	4,803	4,633	4,739	5,129
Occupancy expense	753	806	867	744	739
Advertising	163	197	167	165	180
Data processing expense	755	720	786	769	782
Professional fees	606	418	293	442	426
Merger and acquisition costs	-	-	5	11	741
Depreciation of premises and equipment	166	189	202	207	202
Telephone communications	66	52	47	62	69
Office supplies	33	37	37	31	41
FDIC Insurance	160	175	158	185	113
OREO valuation allowance and expenses	432	56	141	165	237
Core deposit intangible amortization	175	181	187	193	199
Other	926	771	718	779	891
Total Noninterest Expense	9,116	8,405	8,241	8,492	9,749

Income before income taxes	5,021	5,193	5,185	5,299	3,163
Income tax expense	1,394	1,316	1,371	1,441	828
Net Income	$3,627	$3,877	$3,814	$3,858	$2,335

THE COMMUNITY FINANCIAL CORPORATION
SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED) - Continued

CONDENSED CONSOLIDATED BALANCE SHEETS	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share amounts )	2019	2019	2018	2018	2018
Assets
Cash and due from banks	$26,894	$16,711	$24,064	$26,718	$16,718
Federal funds sold	8,350	-	5,700	36,099	-
Interest-bearing deposits with banks	3,102	2,997	3,272	8,778	3,667
Securities available for sale (AFS), at fair value	130,212	128,400	119,976	107,962	79,026
Securities held to maturity (HTM), at amortized cost	95,657	95,495	96,271	97,217	100,842
Equity securities carried at fair value through income	4,603	4,511	4,428	4,359	4,367
Non-marketable equity securities held in other financial institutions	209	209	209	249	249
Federal Home Loan Bank (FHLB) stock - at cost	3,236	3,874	3,821	2,547	4,311
Loans receivable	1,388,549	1,364,437	1,348,105	1,308,654	1,291,537
Less: allowance for loan losses	(10,918)	(10,846)	(10,976)	(10,739)	(10,725)
Net Loans	1,377,631	1,353,591	1,337,129	1,297,915	1,280,812
Goodwill	10,835	10,835	10,835	10,708	10,603
Premises and equipment, net	22,575	22,922	22,922	22,433	22,472
Premises and equipment held for sale	-	-	-	-	600
Other real estate owned (OREO)	10,307	10,949	8,111	8,207	8,305
Accrued interest receivable	5,431	5,331	4,957	5,032	4,786
Investment in bank owned life insurance	36,734	36,513	36,295	36,071	35,843
Core deposit intangible	2,450	2,625	2,806	2,993	3,186
Net deferred tax assets	5,915	6,232	6,693	6,999	6,624
Right of use assets - operating leases	9,729	10,044	-	-	-
Other assets	2,578	708	1,738	2,122	3,877

Total Assets	$1,756,448	$1,711,947	$1,689,227	$1,676,409	$1,586,288

Liabilities and Stockholders' Equity

Liabilities
Deposits
Non-interest-bearing deposits	$226,712	$214,432	$209,378	$217,151	$214,249
Interest-bearing deposits	1,267,730	1,224,735	1,220,251	1,235,220	1,109,619
Total deposits	1,494,442	1,439,167	1,429,629	1,452,371	1,323,868
Short-term borrowings	10,000	35,000	35,000	5,000	36,500
Long-term debt	30,403	20,419	20,436	20,451	30,467
Guaranteed preferred beneficial interest in
junior subordinated debentures (TRUPs)	12,000	12,000	12,000	12,000	12,000
Subordinated notes - 6.25%	23,000	23,000	23,000	23,000	23,000
Lease liabilities - operating leases	9,797	10,080	-	-	-
Accrued expenses and other liabilities	13,161	13,201	14,680	13,439	13,207

Total Liabilities	1,592,803	1,552,867	1,534,745	1,526,261	1,439,042

Stockholders' Equity
Common stock	56	56	56	56	56
Additional paid in capital	84,613	84,497	84,396	84,246	84,106
Retained earnings	78,689	75,757	72,594	69,295	66,021
Accumulated other comprehensive income (loss)	1,044	(473)	(1,846)	(2,633)	(2,182)
Unearned ESOP shares	(757)	(757)	(718)	(816)	(755)

Total Stockholders' Equity	163,645	159,080	154,482	150,148	147,246

Total Liabilities and Stockholders' Equity	$1,756,448	$1,711,947	$1,689,227	$1,676,409	$1,586,288

Common shares issued and outstanding	5,582,438	5,581,521	5,577,559	5,575,024	5,574,511

THE COMMUNITY FINANCIAL CORPORATION
SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED) - Continued

Three Months Ended
SELECTED FINANCIAL INFORMATION AND RATIOS	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share amounts )	2019	2019	2018	2018	2018
KEY OPERATING RATIOS
Return on average assets	0.84%	0.91%	0.93%	0.96%	0.59%
Return on average common equity	8.99	9.85	10.01	10.29	6.34
Average total equity to average total assets	9.38	9.27	9.27	9.34	9.32
Interest rate spread	3.06	3.05	3.11	3.22	3.21
Net interest margin	3.33	3.31	3.35	3.43	3.41
Cost of funds	1.27	1.25	1.14	1.03	0.94
Cost of deposits	1.10	1.07	0.99	0.84	0.74
Cost of debt	3.97	3.68	3.84	3.68	3.17
Efficiency ratio	62.82	59.62	59.33	61.40	73.23
Efficiency ratio - Non-GAAP **	60.11	59.46	58.30	60.09	65.51
Non-interest expense to average assets	2.12	1.98	2.00	2.11	2.47
Net operating expense to average assets	1.83	1.73	1.74	1.85	2.24
Net operating expense to average assets - Non-GAAP **	1.74	1.73	1.71	1.80	1.97
Avg. int-earning assets to avg. int-bearing liabilities	121.15	120.52	121.51	121.38	121.22
Net charge-offs to average loans	0.09	0.19	0.07	0.01	0.05
COMMON SHARE DATA
Basic net income per common share	$0.65	$0.70	$0.69	$0.70	$0.42
Diluted net income per common share	0.65	0.70	0.69	0.70	0.42
Cash dividends paid per common share	0.125	0.125	0.10	0.10	0.10
Basic - weighted average common shares outstanding	5,559,821	5,558,137	5,551,962	5,551,184	5,551,123
Diluted - weighted average common shares outstanding	5,559,821	5,558,137	5,551,962	5,551,184	5,551,123

ASSET QUALITY
Total assets	$1,756,448	$1,711,947	$1,689,227	$1,676,409	$1,586,288
Gross loans	1,387,186	1,363,176	1,346,922	1,307,737	1,290,415
Classified assets	36,888	35,691	40,819	37,369	43,536
Allowance for loan losses	10,918	10,846	10,976	10,739	10,725

Past due loans - 31 to 89 days	2,187	771	1,134	6,499	582
Past due loans >=90 days	10,459	5,701	11,110	9,666	12,347
Total past due loans (1)	12,646	6,472	12,244	16,165	12,929

Non-accrual loans (2)	13,288	13,815	19,282	16,350	14,492
Accruing troubled debt restructures (TDRs)	2,196	6,652	6,676	9,839	9,864
Other real estate owned (OREO)	10,307	10,949	8,111	8,207	8,305
Non-accrual loans, OREO and TDRs	$25,791	$31,416	$34,069	$34,396	$32,661
ASSET QUALITY RATIOS
Classified assets to total assets	2.10%	2.08%	2.42%	2.23%	2.74%
Classified assets to risk-based capital	18.82	18.52	21.54	20.12	23.88
Allowance for loan losses to total loans	0.79	0.80	0.81	0.82	0.83
Allowance for loan losses to non-accrual loans	82.16	78.51	56.92	65.68	74.01
Past due loans - 31 to 89 days to total loans	0.16	0.06	0.08	0.50	0.05
Past due loans >=90 days to total loans	0.75	0.42	0.82	0.74	0.96
Total past due (delinquency) to total loans	0.91	0.47	0.91	1.24	1.00
Non-accrual loans to total loans	0.96	1.01	1.43	1.25	1.12
Non-accrual loans and TDRs to total loans	1.12	1.50	1.93	2.00	1.89
Non-accrual loans and OREO to total assets	1.34	1.45	1.62	1.46	1.44
Non-accrual loans, OREO and TDRs to total assets	1.47	1.84	2.02	2.05	2.06

COMMON SHARE DATA
Book value per common share	$29.31	$28.50	$27.70	$26.93	$26.41
Tangible book value per common share**	26.93	26.09	25.25	24.47	23.94
Common shares outstanding at end of period	5,582,438	5,581,521	5,577,559	5,575,024	5,574,511

OTHER DATA
Full-time equivalent employees	195	192	189	190	195
Branches	12	12	12	12	12
Loan Production Offices	5	5	5	5	5

CAPITAL RATIOS
Tier 1 capital to average assets	9.48%	9.41%	9.50%	9.51%	9.46%
Tier 1 common capital to risk-weighted assets	10.36	10.39	10.36	10.30	10.32
Tier 1 capital to risk-weighted assets	11.19	11.24	11.23	11.18	11.23
Total risk-based capital to risk-weighted assets	13.54	13.64	13.68	13.67	13.78
Common equity to assets	9.32	9.29	9.15	8.96	9.28
Tangible common equity to tangible assets **	8.63	8.57	8.41	8.21	8.49

** Non-GAAP financial measure. See reconciliation of GAAP and NON-GAAP measures.
(1) Delinquency excludes Purchase Credit Impaired ("PCI") loans.
(2) Non-accrual loans include all loans that are 90 days or more delinquent and loans that are non-accrual due to the operating results or cash flows of a customer. Non-accrual loans can include loans that are current with all loan payments. At June 30, 2019 and December 31, 2018, the Company had current non-accrual loans of $2.7 million and $8.1 million, respectively.

THE COMMUNITY FINANCIAL CORPORATION
SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED) - Continued

This press release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain operating performance measures, which exclude merger and acquisition costs, OREO gains and losses and OREO expenses, and gains and losses on sales of investments or other assets, that are not considered part of recurring operations. These non-GAAP measures are included because the Company believes they may provide useful supplemental information for evaluating the underlying performance trends of the Company.

Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share amounts )	2019	2019	2018	2018	2018

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES
Efficiency ratio - GAAP basis
Noninterest expense	$9,116	$8,405	$8,241	$8,492	$9,749
Net interest income plus noninterest income	14,512	14,098	13,891	13,831	13,312

Efficiency ratio - GAAP basis	62.82%	59.62%	59.33%	61.40%	73.23%

Efficiency ratio - Non-GAAP basis
Noninterest Expense	$9,116	$8,405	$8,241	$8,492	$9,749
Non-GAAP adjustments:
Merger and acquisition costs	-	-	(5)	(11)	(741)
OREO valuation allowance and expenses	(432)	(56)	(141)	(165)	(237)
Noninterest expense - as adjusted	8,684	8,349	8,095	8,316	8,771

Net interest income plus noninterest income	14,512	14,098	13,891	13,831	13,312
Non-GAAP adjustments:
(Gains) losses on sale of asset	-	-	-	-	(1)
Unrealized (gains) losses on equity securities	(65)	(56)	(5)	8	78
Net interest income plus noninterest income - adjusted	$14,447	$14,042	$13,886	$13,839	$13,389

Efficiency ratio -Non-GAAP basis	60.11%	59.46%	58.30%	60.09%	65.51%

Net operating exp. to average assets ratio - GAAP basis
Average Assets	$1,721,196	$1,699,188	$1,644,808	$1,606,853	$1,579,645

Noninterest expense	9,116	8,405	8,241	8,492	9,749
less: noninterest income	(1,253)	(1,061)	(1,066)	(1,070)	(901)
Net operating exp.	$7,863	$7,344	$7,175	$7,422	$8,848
Net operating exp. to average assets - GAAP basis	1.83%	1.73%	1.74%	1.85%	2.24%

Net operating exp. to average assets ratio -Non-GAAP basis
Average Assets	$1,721,196	$1,699,188	$1,644,808	$1,606,853	$1,579,645

Net operating exp.	7,863	7,344	7,175	7,422	8,848
Non-GAAP adjustments noninterest expense:
Merger and acquisition costs	-	-	(5)	(11)	(741)
OREO valuation allowance and expenses	(432)	(56)	(141)	(165)	(237)
Non-GAAP adjustments non interest income:
Gains (losses) on sale of asset	-	-	-	-	1
Unrealized gains (losses) on equity securities	65	56	5	(8)	(78)
Net operating exp.-adjusted	$7,496	$7,344	$7,034	$7,238	$7,793
Net operating exp. to average assets - Non-GAAP basis	1.74%	1.73%	1.71%	1.80%	1.97%

THE COMMUNITY FINANCIAL CORPORATION
SUPPLEMENTAL YEAR TO DATE FINANCIAL DATA (UNAUDITED)

	Six Months Ended
CONDENSED CONSOLIDATED INCOME STATEMENT
(dollars in thousands, except per share amounts )	June 30, 2019	June 30, 2018
Interest and Dividend Income
Loans, including fees	$32,495	$29,209
Interest and dividends on securities	3,300	2,306
Interest on deposits with banks	120	132
Total Interest and Dividend Income	35,915	31,647

Interest Expense
Deposits	7,734	4,361
Short-term borrowings	569	500
Long-term debt	1,316	1,485
Total Interest Expense	9,619	6,346

Net Interest Income (NII)	26,296	25,301
Provision for loan losses	875	900

NII After Provision For Loan Losses	25,421	24,401

Noninterest Income
Loan appraisal, credit, and misc. charges	196	60
Gain on sale of asset	-	1
Unrealized gains (losses) on equity securities	121	(78)
Income from bank owned life insurance	439	450
Service charges	1,558	1,499
Total Noninterest Income	2,314	1,932

Noninterest Expense
Salary and employee benefits	9,684	10,176
Occupancy expense	1,559	1,505
Advertising	360	339
Data processing expense	1,475	1,465
Professional fees	1,024	778
Merger and acquisition costs	-	3,609
Depreciation of premises and equipment	355	401
Telephone communications	118	168
Office supplies	70	81
FDIC Insurance	335	311
OREO valuation allowance and expenses	488	351
Core deposit intangible amortization	356	404
Other	1,697	1,828
Total Noninterest Expense	17,521	21,416

Income before income taxes	10,214	4,917
Income tax expense	2,710	1,361
Net Income	$7,504	$3,556

THE COMMUNITY FINANCIAL CORPORATION
SUPPLEMENTAL YEAR TO DATE FINANCIAL DATA (UNAUDITED) - Continued

	Six Months Ended
	June 30, 2019	June 30, 2018
KEY OPERATING RATIOS
Return on average assets	0.88%	0.45%
Return on average common equity	9.41	4.84
Average total equity to average total assets	9.32	9.30
Interest rate spread	3.06	3.28
Net interest margin	3.32	3.47
Cost of funds	1.26	0.89
Cost of deposits	1.08	0.68
Cost of debt	3.81	2.84
Efficiency ratio	61.24	78.64
Efficiency ratio - Non-GAAP**	59.79	63.92
Non-interest expense to average assets	2.05	2.71
Net operating expense to average assets	1.78	2.47
Net operating exp. to average assets - Non-GAAP**	1.74	1.95
Avg. int-earning assets to avg. int-bearing liabilities	120.84	121.16
Net charge-offs to average loans	0.14	0.11
COMMON SHARE DATA
Basic net income per common share	$1.35	$0.64
Diluted net income per common share	1.35	0.64
Cash dividends paid per common share	0.25	0.20
Weighted average common shares outstanding:
Basic	5,558,984	5,549,428
Diluted	5,558,984	5,549,428

** Non-GAAP financial measure. See reconciliation of GAAP and NON-GAAP measures.

THE COMMUNITY FINANCIAL CORPORATION
SUPPLEMENTAL YEAR TO DATE FINANCIAL DATA (UNAUDITED) - Continued

This press release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain operating performance measures, which exclude merger and acquisition costs, OREO gains and losses and OREO expenses, and gains and losses on sales of investments or other assets, that are not considered part of recurring operations. These non-GAAP measures are included because the Company believes they may provide useful supplemental information for evaluating the underlying performance trends of the Company.
	Six Months Ended
	June 30, 2019	June 30, 2018

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES
Efficiency ratio - GAAP basis
Noninterest expense	$17,521	$21,416
Net interest income plus noninterest income	28,610	27,233

Efficiency ratio - GAAP basis	61.24%	78.64%

Efficiency ratio - Non-GAAP basis
Noninterest Expense	$17,521	$21,416
Non-GAAP adjustments:
Merger and acquisition costs	-	(3,609)
OREO valuation allowance and expenses	(488)	(351)
Noninterest expense - as adjusted	17,033	17,456

Net interest income plus noninterest income	28,610	27,233
Non-GAAP adjustments:
(Gains) losses on sale of asset	-	(1)
Unrealized (gains) losses on equity securities	(121)	78
Net interest income plus noninterest income - adjusted	$28,489	$27,310

Efficiency ratio -Non-GAAP basis	59.79%	63.92%

Net operating exp. to average assets ratio - GAAP basis
Average Assets	$1,710,253	$1,580,586

Noninterest expense	17,521	21,416
less: noninterest income	(2,314)	(1,932)
Net operating exp.	$15,207	$19,484
Net operating exp. to average assets - GAAP basis	1.78%	2.47%

Net operating exp. to average assets ratio -Non-GAAP basis
Average Assets	$1,710,253	$1,580,586

Net operating exp.	15,207	19,484
Non-GAAP adjustments noninterest expense:
Merger and acquisition costs	-	(3,609)
OREO valuation allowance and expenses	(488)	(351)
Non-GAAP adjustments non interest income:
Gains (losses) on sale of asset	-	1
Unrealized gains (losses) on equity securities	121	(78)
Net operating exp.-adjusted	$14,840	$15,447
Net operating exp. to average assets - Non-GAAP basis	1.74%	1.95%

THE COMMUNITY FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
THREE MONTHS ENDED (UNAUDITED)

Reconciliation of US GAAP Net Income, Earnings Per Share (EPS), Return on Average Assets (ROAA) and Return on Average Common Equity (ROACE) to Non-GAAP Operating Net Income, EPS, ROAA and ROACE

This press release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain operating performance measures, which exclude merger and acquisition costs and the fourth quarter 2017 income tax expense attributable to the revaluation of deferred tax assets as a result of the reduction in the corporate income tax rate under the recently enacted Tax Cuts and Jobs Act. These expenses are not considered part of recurring operations, such as “operating net income,” “operating earnings per share,” “operating return on average assets,” and “operating return on average common equity.” These non-GAAP measures are included because the Company believes they may provide useful supplemental information for evaluating the underlying performance trends of the Company.

(dollars in thousands, except per share amounts)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018

Net income (loss) (as reported)	$3,627	$3,877	$3,814	$3,858	$2,335
Impact of Tax Cuts and Jobs Act	-	-	-	-	-
Merger and acquisition costs (net of tax)	-	-	4	8	546
Non-GAAP operating net income	$3,627	$3,877	$3,818	$3,866	$2,881

Income before income taxes (as reported)	$5,021	$5,193	$5,185	$5,299	$3,163
Merger and acquisition costs ("M&A")	-	-	5	11	741
Adjusted pretax income	5,021	5,193	5,190	5,310	3,904
Income tax expense	1,394	1,316	1,372	1,444	1,023
Non-GAAP operating net income	$3,627	$3,877	$3,818	$3,866	$2,881

GAAP diluted earnings per share ("EPS")	$0.65	$0.70	$0.69	$0.70	$0.42
Non-GAAP operating diluted EPS before M&A	$0.65	$0.70	$0.69	$0.70	$0.52

GAAP return on average assets ("ROAA")	0.84%	0.91%	0.93%	0.96%	0.59%
Non-GAAP operating ROAA before M&A	0.84%	0.91%	0.93%	0.96%	0.73%

GAAP return on average common equity ("ROACE")	8.99%	9.85%	10.01%	10.29%	6.34%
Non-GAAP operating ROACE before M&A	8.99%	9.85%	10.02%	10.31%	7.82%

Net income (as reported)	$3,627	$3,877	$3,814	$3,858	$2,335
Weighted average common shares outstanding	5,559,821	5,558,137	5,551,962	5,551,184	5,551,123
Average assets	$1,721,196	$1,699,188	$1,644,808	$1,606,853	$1,579,645
Average equity	161,376	157,443	152,406	150,013	147,295

THE COMMUNITY FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
YEARS ENDED (UNAUDITED)

Reconciliation of US GAAP Net Income, Earnings Per Share (EPS), Return on Average Assets (ROAA) and Return on Average Common Equity (ROACE) to Non-GAAP Operating Net Income, EPS, ROAA and ROACE

This press release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain operating performance measures, which exclude merger and acquisition costs. These expenses are not considered part of recurring operations, such as “operating net income,” “operating earnings per share,” “operating return on average assets,” and “operating return on average common equity.” These non-GAAP measures are included because the Company believes they may provide useful supplemental information for evaluating the underlying performance trends of the Company.

	Six Months
(dollars in thousands, except per share amounts)	June 30, 2019	June 30, 2018

Net income (as reported)	$7,504	$3,556
Impact of Tax Cuts and Jobs Act	-	-
Merger and acquisition costs (net of tax)	-	2,681
Non-GAAP operating net income	$7,504	$6,237

Income before income taxes (as reported)	$10,214	$4,917
Merger and acquisition costs ("M&A")	-	3,609
Adjusted pretax income	10,214	8,526
Income tax expense	2,710	2,289
Non-GAAP operating net income	$7,504	$6,237

GAAP diluted earnings per share ("EPS")	$1.35	$0.64
Non-GAAP operating diluted EPS before M&A	$1.35	$1.12

GAAP return on average assets ("ROAA')	0.88%	0.45%
Non-GAAP operating ROAA before M&A	0.88%	0.79%

GAAP return on average common equity ("ROACE")	9.41%	4.84%
Non-GAAP operating ROACE before M&A	9.41%	8.49%

Net income (as reported)	$7,504	$3,556
Weighted average common shares outstanding	5,558,984	5,549,428
Average assets	$1,710,253	$1,580,586
Average equity	159,420	147,005

THE COMMUNITY FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

Reconciliation of US GAAP total assets, common equity, common equity to assets and book value to Non-GAAP tangible assets, tangible common equity, tangible common equity to tangible assets and tangible book value.

This press release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain performance measures, which exclude intangible assets. These non-GAAP measures are included because the Company believes they may provide useful supplemental information for evaluating the underlying performance trends of the Company.

(dollars in thousands, except per share amounts)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018

Total assets	$1,756,448	$1,711,947	$1,689,227	$1,676,409	$1,586,288
Less: intangible assets
Goodwill	10,835	10,835	10,835	10,708	10,603
Core deposit intangible	2,450	2,625	2,806	2,993	3,186
Total intangible assets	13,285	13,460	13,641	13,701	13,789
Tangible assets	$1,743,163	$1,698,487	$1,675,586	$1,662,708	$1,572,499

Total common equity	$163,645	$159,080	$154,482	$150,148	$147,246
Less: intangible assets	13,285	13,460	13,641	13,701	13,789
Tangible common equity	$150,360	$145,620	$140,841	$136,447	$133,457

Common shares outstanding at end of period	5,582,438	5,581,521	5,577,559	5,575,024	5,574,511

GAAP common equity to assets	9.32%	9.29%	9.15%	8.96%	9.28%
Non-GAAP tangible common equity to tangible assets	8.63%	8.57%	8.41%	8.21%	8.49%

GAAP common book value per share	$29.31	$28.50	$27.70	$26.93	$26.41
Non-GAAP tangible common book value per share	$26.93	$26.09	$25.25	$24.47	$23.94

THE COMMUNITY FINANCIAL CORPORATION
AVERAGE CONSOLIDATED BALANCE SHEETS AND NET INTEREST INCOME
UNAUDITED

	For the Three Months Ended June 30,						For the Three Months Ended
	2019			2018			June 30, 2019			March 31, 2019
			Average			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/	Average		Yield/
dollars in thousands	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets
Interest-earning assets:
Loan portfolio	$1,354,456	$16,366	4.83%	$1,266,830	$14,483	4.57%	$1,354,456	$16,366	4.83%	$1,344,656	$16,129	4.80%
Investment securities, federal funds
sold and interest-bearing deposits	240,160	1,752	2.92%	190,849	1,271	2.66%	240,160	1,752	2.92%	232,433	1,668	2.87%
Total Interest-Earning Assets	1,594,616	18,118	4.54%	1,457,679	15,754	4.32%	1,594,616	18,118	4.54%	1,577,089	17,797	4.51%
Cash and cash equivalents	20,306			25,142			20,306			17,661
Goodwill	10,835			10,280			10,835			10,835
Core deposit intangible	2,564			3,316			2,564			2,743
Other assets	92,875			83,228			92,875			90,860
Total Assets	$1,721,196			$1,579,645			$1,721,196			$1,699,188
3
Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Savings	$70,472	$18	0.10%	$74,470	$13	0.07%	$70,472	$18	0.10%	$70,536	$17	0.10%
Interest-bearing demand and money
market accounts	683,572	1,655	0.97%	550,872	796	0.58%	683,572	1,655	0.97%	680,188	1,705	1.00%
Certificates of deposit	472,118	2,293	1.94%	458,801	1,596	1.39%	472,118	2,293	1.94%	449,962	2,046	1.82%
Long-term debt	20,189	148	2.93%	37,560	226	2.41%	20,189	148	2.93%	20,425	146	2.86%
Short-term debt	34,874	235	2.70%	45,824	217	1.89%	34,874	235	2.70%	52,422	334	2.55%
Subordinated Notes	23,000	359	6.24%	23,000	359	6.24%	23,000	359	6.24%	23,000	359	6.24%
Guaranteed preferred beneficial interest
in junior subordinated debentures	12,000	151	5.03%	12,000	136	4.53%	12,000	151	5.03%	12,000	153	5.10%

Total Interest-Bearing Liabilities	1,316,225	4,859	1.48%	1,202,527	3,343	1.11%	1,316,225	4,859	1.48%	1,308,533	4,760	1.46%

Noninterest-bearing demand deposits	218,381			216,968			218,381			209,321
Other liabilities	25,214			12,855			25,214			23,891
Stockholders' equity	161,376			147,295			161,376			157,443
Total Liabilities and Stockholders' Equity	$1,721,196			$1,579,645			$1,721,196			$1,699,188

Net interest income		$13,259			$12,411			$13,259			$13,037

Interest rate spread			3.06%			3.21%			3.06%			3.05%
Net yield on interest-earning assets			3.33%			3.41%			3.33%			3.31%
Ratio of average interest-earning
assets to average interest bearing
liabilities			121.15%			121.22%			121.15%			120.52%
Average loans to average deposits			93.76%			97.37%			93.76%			95.37%
Average transaction deposits to total average deposits **			67.32%			64.74%			67.32%			68.09%

Cost of funds			1.27%			0.94%			1.27%			1.25%
Cost of deposits			1.10%			0.74%			1.10%			1.07%
Cost of debt			3.97%			3.17%			3.97%			3.68%

Note: Loan average balance includes non-accrual loans. There are no tax equivalency adjustments. There was $209,000, $152,000 and $172,000 of accretion interest for the three months ended June 30, 2019 and 2018, and March 31, 2019, respectively.
** Transaction deposits exclude time deposits.

THE COMMUNITY FINANCIAL CORPORATION
AVERAGE CONSOLIDATED BALANCE SHEETS AND NET INTEREST INCOME
UNAUDITED

	For the Six Months Ended June 30,
	2019			2018
			Average			Average
	Average		Yield/	Average		Yield/
dollars in thousands	Balance	Interest	Cost	Balance	Interest	Cost
Assets
Interest-earning assets:
Loan portfolio	$1,349,583	$32,495	4.82%	$1,270,075	$29,209	4.60%
Investment securities, federal funds
sold and interest-bearing deposits	236,318	3,420	2.89%	187,228	2,438	2.60%
Total Interest-Earning Assets	1,585,901	35,915	4.53%	1,457,303	31,647	4.34%
Cash and cash equivalents	18,991			25,595
Goodwill	10,835			10,213
Core deposit intangible	2,653			3,397
Other assets	91,873			84,078
Total Assets	$1,710,253			$1,580,586
6
Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Savings	$70,504	$35	0.10%	$74,706	$25	0.07%
Interest-bearing demand and money
market accounts	681,889	3,360	0.99%	524,082	1,339	0.51%
Certificates of deposit	461,101	4,339	1.88%	463,995	2,997	1.29%
Long-term debt	20,306	293	2.89%	43,933	510	2.32%
Short-term debt	43,600	569	2.61%	61,094	500	1.64%
Subordinated Notes	23,000	719	6.25%	23,000	719	6.25%
Guaranteed preferred beneficial interest
in junior subordinated debentures	12,000	304	5.07%	12,000	256	4.27%

Total Interest-Bearing Liabilities	1,312,400	9,619	1.47%	1,202,810	6,346	1.06%

Noninterest-bearing demand deposits	213,876			218,327
Other liabilities	24,557			12,444
Stockholders' equity	159,420			147,005
Total Liabilities and Stockholders' Equity	$1,710,253			$1,580,586

Net interest income		$26,296			$25,301

Interest rate spread			3.06%			3.28%
Net yield on interest-earning assets			3.32%			3.47%
Ratio of average interest-earning
assets to average interest bearing
liabilities			120.84%			121.16%
Average loans to average deposits			94.55%			99.14%
Average transaction deposits to total average deposits **			67.70%			63.78%

Cost of funds			1.26%			0.89%
Cost of deposits			1.08%			0.68%
Cost of debt			3.81%			2.84%

Note: Loan average balance includes non-accrual loans. There are no tax equivalency adjustments. There was $381,000 and $473,000 of accretion interest during the six months ended June 30, 2019 and 2018, respectively.
** Transaction deposits exclude time deposits.

THE COMMUNITY FINANCIAL CORPORATION
SUMMARY OF LOAN PORTFOLIO (UNAUDITED)
(dollars in thousands)

BY LOAN TYPE	June 30, 2019%		March 31, 2019%		December 31, 2018%		September 30, 2018%		June 30, 2018%

Commercial real estate	$917,948	66.18%	$891,165	65.37%	$878,016	65.18%	$847,945	64.84%	$828,445	64.20%
Residential first mortgages	156,670	11.29%	156,653	11.49%	156,709	11.63%	156,565	11.97%	163,090	12.64%
Residential rentals	121,990	8.79%	124,518	9.13%	124,298	9.23%	125,383	9.59%	127,469	9.88%
Construction and land development	35,662	2.57%	32,798	2.41%	29,705	2.21%	28,788	2.20%	28,647	2.22%
Home equity and second mortgages	35,866	2.59%	36,746	2.70%	35,561	2.64%	36,360	2.78%	37,026	2.87%
Commercial loans	67,617	4.87%	70,725	5.19%	71,680	5.32%	62,083	4.75%	57,519	4.46%
Consumer loans	967	0.07%	851	0.06%	751	0.06%	730	0.06%	801	0.06%
Commercial equipment	50,466	3.64%	49,720	3.65%	50,202	3.73%	49,883	3.81%	47,418	3.67%
Gross loans	1,387,186	100.00%	1,363,176	100.00%	1,346,922	100.00%	1,307,737	100.00%	1,290,415	100.00%
Net deferred costs (fees)	1,363	0.10%	1,261	0.09%	1,183	0.09%	917	0.07%	1,122	0.09%
Total loans, net of deferred costs	$1,388,549		$1,364,437		$1,348,105		$1,308,654		$1,291,537

BY ACQUIRED AND NON-ACQUIRED	June 30, 2019%		March 31, 2019%		December 31, 2018%		September 30, 2018%		June 30, 2018%

Acquired loans - performing	$88,353	6.37%	$98,136	7.20%	$103,667	7.70%	$107,142	8.19%	$115,157	8.92%
Acquired loans - purchase credit impaired ("PCI")	2,772	0.20%	3,227	0.24%	3,220	0.24%	3,511	0.27%	3,839	0.30%
Total acquired loans	91,125	6.57%	101,363	7.44%	106,887	7.94%	110,653	8.46%	118,996	9.22%
Non-acquired loans**	1,296,061	93.43%	1,261,813	92.56%	1,240,035	92.06%	1,197,084	91.54%	1,171,419	90.78%
Gross loans	1,387,186		1,363,176		1,346,922		1,307,737		1,290,415
Net deferred costs (fees)	1,363	0.10%	1,261	0.09%	1,183	0.09%	917	0.07%	1,122	0.09%
Total loans, net of deferred costs	$1,388,549		$1,364,437		$1,348,105		$1,308,654		$1,291,537

** Non-acquired loans include loans transferred from acquired pools following release of acquisition accounting FMV adjustments.

THE COMMUNITY FINANCIAL CORPORATION
SUMMARY OF LOAN PORTFOLIO (UNAUDITED)

	June 30, 2019				December 31, 2018
(dollars in thousands)	PCI	All other loans**	Total	%	PCI	All other loans**	Total	%

Commercial real estate	$1,725	$916,223	$917,948	66.18%	$1,785	$876,231	$878,016	65.18%
Residential first mortgages	451	156,219	156,670	11.29%	466	156,243	156,709	11.63%
Residential rentals	327	121,663	121,990	8.79%	897	123,401	124,298	9.23%
Construction and land development	-	35,662	35,662	2.57%	-	29,705	29,705	2.21%
Home equity and second mortgages	269	35,597	35,866	2.59%	72	35,489	35,561	2.64%
Commercial loans	-	67,617	67,617	4.87%	-	71,680	71,680	5.32%
Consumer loans	-	967	967	0.07%	-	751	751	0.06%
Commercial equipment	-	50,466	50,466	3.64%	-	50,202	50,202	3.73%
Gross loans	2,772	1,384,414	1,387,186	100.00%	3,220	1,343,702	1,346,922	100.00%
Net deferred costs (fees)	-	1,363	1,363	0.10%	-	1,183	1,183	0.09%
Total loans, net of deferred costs	$2,772	$1,385,777	$1,388,549		$3,220	$1,344,885	$1,348,105

**All other loans include loans transferred from acquired pools following release of acquisition accounting FMV adjustments. There were no acquired loans before December 31, 2017.

THE COMMUNITY FINANCIAL CORPORATION
ALLOWANCE FOR LOAN LOSSES
THREE MONTHS ENDED (UNAUDITED)

(dollars in thousands)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018

Beginning of period	$10,846	$10,976	$10,739	$10,725	$10,471

Charge-offs	(333)	(742)	(254)	(219)	(164)
Recoveries	30	112	26	193	18
Net charge-offs	(303)	(630)	(228)	(26)	(146)

Provision for loan losses	375	500	465	40	400
End of period	$10,918	$10,846	$10,976	$10,739	$10,725

Net charge-offs to average loans (annualized)	-0.09%	-0.19%	-0.07%	-0.01%	-0.05%

Breakdown of general and specific allowance as a percentage of gross loans
General allowance	$9,737	$9,788	$9,796	$9,729	$9,359
Specific allowance	1,181	1,058	1,180	1,010	1,366
	$10,918	$10,846	$10,976	$10,739	$10,725
General allowance	0.70%	0.72%	0.73%	0.74%	0.73%
Specific allowance	0.09%	0.08%	0.08%	0.08%	0.11%
Allowance to gross loans	0.79%	0.80%	0.81%	0.82%	0.83%

Allowance to non-acquired gross loans	0.84%	0.86%	0.89%	0.90%	0.92%

Allowance+ Non-PCI FV Mark	$12,410	$12,540	$12,836	$12,735	$12,882
Allowance+ Non-PCI FV Mark to gross loans	0.89%	0.92%	0.95%	0.97%	1.00%

THE COMMUNITY FINANCIAL CORPORATION
SUMMARY OF DEPOSITS (UNAUDITED)
(dollars in thousands)

	June 30, 2019		March 31, 2019		December 31, 2018		September 30, 2018		June 30, 2018
(dollars in thousands)	Balance	%	Balance	%	Balance	%	Balance	%	Balance	%
Noninterest-bearing demand	$226,712	15.17%	$214,432	14.90%	$209,378	14.65%	$217,151	14.95%	$214,249	16.18%
Interest-bearing:
Demand	458,686	30.69%	411,029	28.56%	437,170	30.58%	448,299	30.87%	307,986	23.26%
Money market deposits	277,823	18.59%	272,994	18.97%	266,160	18.62%	274,039	18.87%	281,975	21.30%
Savings	70,652	4.73%	70,873	4.92%	69,892	4.89%	71,003	4.89%	73,142	5.52%
Certificates of deposit	460,569	30.82%	469,839	32.65%	447,029	31.27%	441,879	30.42%	446,516	33.73%
Total interest-bearing	1,267,730	84.83%	1,224,735	85.10%	1,220,251	85.35%	1,235,220	85.05%	1,109,619	83.82%

Total Deposits	$1,494,442	100.00%	$1,439,167	100.00%	$1,429,629	100.00%	$1,452,371	100.00%	$1,323,868	100.00%

Transaction accounts	$1,033,873	69.18%	$969,328	67.35%	$982,600	68.73%	$1,010,492	69.58%	$877,352	66.27%